                                                                   EXHIBIT 10.9

                          LAS VEGAS CONVENTION CENTER
                            LEASE AGREEMENT #7833.1

     This lease agreement made and entered into this 2nd day of February, 1996, by and between the LAS VEGAS CONVENTION AND VISITORS AUTHORITY, 3150 Paradise Road, Las Vegas, Nevada 89109, (702) 892-0711 (hereinafter referred to as "LVCVA") and LESSEE.

                   MEN'S APPAREL GUILD IN CALIFORNIA (MAGIC)
                         Mr. Joseph Loggia, COO & CFO
                      100 Wilshire Boulevard, Suite 1850
                            Santa Monica, CA 90401
                                 310/393-7757

OVERALL DATES commencing at             12:01 a.m. August 27, 1998

     and terminating at                 11:59 p.m. September 6, 1998

ACTUAL SHOW/MEETING DATES:              August 31-September 3, 1998

Special conditions, if applicable, are listed below and/or attached hereto and marked as Exhibit(s) NONE and by this reference made a part hereof and incorporated herein.

                                   WITNESSETH

1. FACILITIES PAYMENT AND USE: NON-REFUNDABLE advance deposit of NONE to be paid at execution of this lease agreement. Deposit credited when show is invoiced. No interest will accrue by or be paid to Lessee on any deposit. Balance due upon receipt of invoice. INTEREST will be assessed at 1-1/2% per month on any balance due more than thirty (30) days after date of billing.
TOTAL number of movein/moveout days equal to one times number of show days at no additional charge. ADDITIONAL movein/moveout days at 25% of minimum daily rate per day.

The LVCVA does hereby grant to Lessee and Lessee does hereby lease the following specified areas, on the dates, and at the rate for said facilities of the Las Vegas Convention Center hereinafter set forth, for the following use and no other purpose: to hold a Convention.

                                             *MINIMUM RATE per show day of $0.15
                                             -----------------------------------
                                       per net sq. ft. (when used for commercial
                                       -----------------------------------------
                                    exhibits) per show day whichever is greater.
                                    --------------------------------------------

AREA                     DATES
EXHIBIT HALLS:
N1, N1.1, N2             August 27-September 6, 1998        $ 9,000.00/per show day vs. *
S1                       "                    "             $ 6,700.00/per show day vs. *
S2                       "                    "             $ 6,500.00/per show day vs. *
S3                       "                    "             $13,575.00/per show day vs. *
S4                       "                    "             $ 6,000.00/per show day vs. *
S4.1                     "                    "             $ 6,000.00/per show day vs. *
S5                       "                    "             $ 5,400.00/per show day vs. *
S5.1                     "                    "             $ 4,300.00/per show day vs. *

OFFICES:
Diamond Office           "                    "             N/C*
S201-S202                "                    "             N/C*
S203-S206                "                    "             N/C*

MEETING ROOMS:
S101-S114                August 28-September 6, 1998        N/C*
N101-N120                "                    "             N/C*
N201-N243                "                    "             N/C*

BALLROOM:
N245-N251                "                    "             N/C*

THE DESERT INN ARTERIAL CONSTRUCTION COULD BE IN PROGRESS WHICH MAY HAVE AN EFFECT ON THE PREMISES AND/OR THE PARKING AROUND THE PREMISES. THE LESSEE EXPRESSLY ACKNOWLEDGES THAT THIS CONSTRUCTION WORK COULD INTERFERE WITH ITS TENANCY.

2. CONDITIONS: This Lease Agreement shall have no force or effect whatsoever unless and until executed by both parties, to wit: the Lessee and the President of the LVCVA or his designee. Lessee covenants and agrees to well and truly perform and abide by each and every term, condition, limitation and restriction herein set forth, each of which shall be a condition subsequent to the effect of this Lease Agreement. Any alteration to this document unless executed by both parties will void this Lease Agreement.

The use of the facilities of the Las Vegas Convention Center herein described includes corridors necessary to accommodate patrons and seating in or a part of such facilities, together with such regularly provided heat, electrical power, air conditioning, water and light, as may be required for use of said facilities. Concourse and entrance plaza areas are a leased portion of the premises that must be used concurrently with other shows, and within certain guidelines set forth from time to time by the Las Vegas Convention Visitors Authority. Exhibit floor plan must be approved by LVCVA's Fire Safety
Coordinator before sale of exhibit space to prospective exhibitors.   Carpeted
areas will
be protected when used for exhibits whether commercial or non-commercial. The Lessee shall not permit the demised premises to be used for lodging rooms or for any improper, immoral, illegal or objectionable purpose. The LVCVA reserves the right to use meeting rooms during move-in and move-out period and show days after show hours when Lessee is not using the same, such as at night, so long as rooms are in proper order as and when required by Lessee. LVCVA will hold Lessee harmless if the LVCVA uses meeting rooms when Lessee is not using the same. LVCVA will not use meeting rooms assigned to Lessee for Lessee office space. Lessee shall not be liable under any provisions herein provided should any loss or damage occur during such period of time so used by a person or entity other than Lessee. The Lessee will be given notice and a reasonable opportunity to cure any default in their obligation under this case. The President of the LVCVA will have the final authority but must act reasonably, to determine the appropriate action relating to any default under this lease.

If Lessee or any exhibitor so desires, upon written order of Lessee, the LVCVA will cause electric, gas or water service or connections to be installed, adjusted or effected as follows:

ELECTRICITY: One-half normal illumination will be allowed for move-in and move-out days. Additional lighting, heating and air conditioning requested by the Lessee will be assessed a charge based on actual usage. Full illumination will be permitted on day prior to show opening. The LVCVA agrees to make available to Lessee, through its agent (electrical contractor) up to its existing capacity, all electric power required, and the Lessee agrees that any agreement with its agent (electrical contractor) will require said agent (electrical contractor) to reimburse the LVCVA with a fifteen (15) percent surcharge on the regular electric outlet rental fee charged exhibitors on all electric outlets and floodlight charges levied by Lessee or its agent (electrical contractor) to exhibitor on all power made available by the LVCVA. All electrical service provided to Association spaces will be included when calculating charges.
Lessee further agrees that its agent (electrical contractor) will supply the LVCVA with duplicate copies of all electrical charges made by said agent (electrical contractor) to each exhibitor within thirty (30) days after expiration of the Lease Agreement for the purpose of verifying the fifteen (15) percent surcharge amount to be paid the LVCVA by said agent (electrical contractor) and upon said agent's (electrical contractor) failure to pay said amount, then Lessee hereunder agrees to pay the same to the LVCVA upon submission of the documentation supporting a statement for the amount due LVCVA hereunder.

GAS AND PLUMBING: At Lessee's expense, at the standard rate for connection and consumption of gas or water, as per schedule to be established from time to time by the LVCVA in accordance with the LVCVA's prevailing practice, and Lessee shall be responsible for all charges arising from such contracts. Lessee shall be responsible for expenses incurred by the LVCVA for Lessee or its exhibitors for which the LVCVA has accepted a written order from the Lessee. The above and foregoing approval shall apply to subcontractor(s) as well as contractors.

3.   EXCLUSIVE TELECOMMUNICATION, NEWSSTAND, GIFT SHOP AND BUSINESS CENTER
SERVICES: The LVCVA reserves the sole and exclusive right to handle for the Lessee, and its sublessees, any telecommunications, newsstand, gift shop and business center services including normal telephone services; cellular telephone services; facsimile; copies; secretarial; baggage holding; small package freight; business equipment; and any other services associated with telecommunications, newsstand, gift shop or business center activities. The Lessee, or its Sublessee, shall have no right to contract out these services. The exclusion for gift shop goods and services shall not include the sale of show merchandise.

4. FORFEITURE: If cancellation is made (either partial or complete cancellation), then the non-refundable advance deposit amount called for on page 1 shall be forfeited by the Lessee in consideration of the LVCVA holding said dates for exclusive use of the Lessee and rendering the same unavailable for others and as liquidated damages therefore. The Lessee further covenants that if any default is made in payment of the rent or any part thereof at the times above specified, or if any default is made in the covenants or agreements herein contained, this rental of the facilities at the option of the LVCVA shall cease and terminate, and of the parties shall be the same in all respects as if said term had fully expired. The LVCVA may reenter the said premises and hold the same as of its former sate therein, removal all persons therefrom and resort to any legal proceedings to obtain such possession. The Lessee shall notwithstanding such reentry, pay the full amount of said rental as herein agreed to be paid. If cancellation is made by Lessee less than three years before show date, Lessee agrees to pay, as liquidated damages, twenty-five percent (25%) of the minimum daily rate for the total number of show days on lease. If cancellation is made by Lessee less than two years before show date, Lessee agrees to pay, as liquidated damages, fifty percent (50%) of the minimum daily rate for the total number of show days on lease. If cancellation is made by Lessee less than one year before show date, Lessee agrees to pay, as liquidated damages, one hundred (100%) of the minimum daily rate for the total number of show days on lease. The LVCVA will make all reasonable efforts to re-lease the Leased Premises upon written notification of the Lessee's default, but any such re-lease shall not serve to relieve the Lessee from the payment of the above referenced liquidated damages. The liquidated damages provisions in this paragraph are a consequence of the fact that the amount of actual damages resulting from Tenant's termination is impossible to ascertain. Any liquidated damages paid by the Tenant is not to be construed as a penalty.

5. INSURANCE: Lessee agrees to obtain and furnish to the President of the LVCVA at least thirty (30) days prior to the time of occupancy herein provided a certificate showing that there is in effect a policy of a MINIMUM OF $1,000,000 combined single limit bodily injury and broad form property damage coverage, including broad form contractual liability in which the Lessee and the LVCVA are each named as additional insured. The parties agree that the specified coverages or limits of insurance in no way limit the liability of the Lessee. Coverage shall be for full period of the Lessee's occupancy of the Las Vegas Convention Center. Said insurance shall cover the entire premises of the Las Vegas Convention Center, including parking lots, when leased to tenants, approaches and sidewalks. During the periods of multiple tenant occupancy, the Lessee shall only be responsible for and insure against bodily injury and property damage caused by the acts or omissions of Lessee, its sublessees, or their respective employees, representatives, servants, agents, licensees, invitees, patrons, guests or contractors. Lessee will not do or permit to be done anything in or upon any portion of the premises, or bring or keep anything herein or thereon which will in any way conflict with the conditions of any insurance policy upon the Las Vegas Convention Center or any part thereof, or in anyway increase any rate of insurance upon the building or any property kept there nor shall (without written consent of the President of the LVCVA) put up or operate any engine or motor or machinery on the premises, excepting normal equipment utilized to set up and dismantle exhibits, or use of oils, burning fluids, camphene, kerosene, naphtha or gasoline for either mechanical or other purposes, or any agent other than electricity for illuminating purposes. The President of the LVCVA may refuse to allow any use of the Las Vegas Convention Center facilities during any period when such insurance is not in force.

6. INDEMNITY: The Lessee is responsible for any and all demands on account of any injury or death, or damage to property (including, but not limited to, the Las Vegas Convention Center premises) occurring in or upon any portion of the Las Vegas Convention Center premises leased or used by Lessee which are caused by the acts or omissions of Lessee, its sublessees, or their respective employees, representatives, servants, agents, licensee, invitees, patrons, guests or contractors. Lessee shall defend, indemnify and hold harmless LVCVA excepting loss by negligent acts of LVCVA, its officers, employees, and agents from and against any and all claims, demands, actions, causes of actions, penalties, judgments and liabilities of every kind and description (including court costs and reasonable attorneys' fees) for injury to and death of persons, and damage to and loss of property which are caused by, arise from or grow out of Lessee's use or occupancy of the premises or from any breach by Lessee of any condition of this contract, or from any act or omission of Lessee, its sublessees, or their respective employees, representatives, servants, agents, invitees, patrons, guests, licensees, or contractors. The Lessee specifically will indemnify and hold the LVCVA harmless for any actions taken by the Lessee or its subcontractors, related to the removal of individuals or groups from the leased premises. The LVCVA shall not be liable for injuries to any person, or entity, or for damages to property owned or controlled by Lessee, excepting loss by negligent acts of the LVCVA, its officers, employees and agents, or any other entity when the claims for damages or injuries are incident to, arise from or are in anyway connected with Lessee's use or occupancy of the premises or any portion of the Las Vegas Convention Center, or for any act or omission of Lessee, its sublessees, their respective employees, representatives, servants, agents, invitees, patrons, guests, licensees, or contractors. However, this contract shall not provide any right for any person, firm, corporation, or association who is not a party to this Lease Agreement.

7. WAIVER OF LIABILITY AND WAIVER OF SUBROGATION: The LVCVA shall not be responsible for any damage or injury that may happen to the Lessee or to the Lessee's agents, servants, employees or property from any cause whatever, excepting loss by negligent acts by LVCVA, its servants or employees, during the period covered by this Lease Agreement, and the said Lessee hereby expressly releases said LVCVA from and agrees to indemnify the LVCVA against any and all claims for any such loss, damage or injury. The LVCVA and Lessee agree to waive the right of subrogation by their insurance carriers, when allowed by said insurance carrier, to recover losses sustained under the respective insurance contracts for real and personal property, and Lessee agrees that each sublease shall require of the sublessee a similar waiver of right to subrogation under their insurance contracts, when allowed by sublessee's insurance company.

8. SERVICES: (a) The LVCVA will furnish additional services to the Lessee such as equipment, materials, technicians, etc. (to the extent of the LVCVA's available inventory) on the following terms and conditions: Normal service, but not including technicians, stagehands, electricians, public address system operators, projectionists, guards and other personnel not normally members of the staff of the LVCVA. The LVCVA further reserves the right to name all technicians who will operate the LVCVA's equipment, and the Lessee shall pay for same.

     (b) LVCVA services personnel will clean the show management's common use public areas including uncarpeted registration area, meeting rooms (except when utilized as exhibit area), restrooms and Association offices. Trash containers will be provided in public areas, placed at strategic locations, and serviced with concurrence of show management. These services are at no extra cost to Lessee.

     (c) All janitorial and cleaning service (except as described in b) beginning with the opening day of move-in, during show days, and through the final day of move-out shall be the responsibility of the Lessee. As part of Lessee's contract with its service contractor(s), the Lessee shall require said service contractor(s) to remove all "unusual" trash, including but not limited to, pallets, shipping crates, wooden platforms and construction materials.

     (d) In the event no aisle carpeting is used, the LVCVA will clean the aisles before each show day opening. These services are at no additional cost to Lessee.

     (e) Additional services within the Las Vegas Convention Center capabilities will be provided if requested, and charges for labor and equipment will be invoiced at current rates. Under no condition will the LVCVA provide services in violation of the contract with show management's service contractor.

     (f) Meeting Rooms - One time setup per day - includes lights, heat, air, custodial and sound service (one microphone per room or more if LVCVA inventory allows). Lessee agrees to pay minimum daily room rate for any changeovers or revised room setups.

9. SHOW RESERVATION SERVICE: Lessee shall not engage an independent contractor to provide local hotel showroom reservation services to Lessee (or group) and its members during the period of this lease term, nor will space in or upon said leased premises be provided for such purpose during the term hereof, by Lessee or LVCVA.

10. EXPIRATION OF OCCUPANCY: At the expiration of occupancy hereinabove set forth, the Lessee shall quit and vacate the premises of the Las Vegas Convention Center and return to the President of the LVCVA all equipment and facilities procured from the President of the LVCVA, which premises, equipment and facilities shall be in as good condition and repair as before the Lessee's use thereof except for wear from ordinary use being excepted. In the event the Lessee holds over and fails to surrender possession of the premises at the time herein agreed, then and in that event, the Lessee agrees to pay for the hold-over period at triple the rate herein provided for original term, and the same does not preclude the LVCVA from collecting other damages in the event damages do occur to the LVCVA as a result of such hold-over. If Lessee vacates the premises prior to the expiration of the contracted time of occupancy, the LVCVA will assume beneficial control of said premises and the contract will terminate and the daily rate will not be charged by LVCVA.

11. PROPERTY LEFT ON PREMISES: The Lessee shall remove from the premises of the Las Vegas Convention Center on or before the termination of occupancy hereinabove agreed, all property, goods, and effects belonging to the Lessee or sublessee, or caused by Lessee to be brought upon the said premises. If any such property is not removed at the above stated time, the President of the LVCVA shall have the right to store or cause to be stored any such property, for which the Lessee agrees to pay a reasonable fee and all expenses incurred.

12. LOST ARTICLES: The President of the LVCVA, or his representatives, shall have the sole right to collect and have custody of articles left in the building or parking lot by persons attending any performance, exhibition or entertainment event given or held on the Las Vegas Convention Center premises and the Lessee shall not collect nor interfere with the collection or custody of such articles by the LVCVA. Lost articles will be returned upon proper identification of article and owner according to policies established by the LVCVA. The President of the LVCVA will have the right, after a reasonable period of time, to dispose of lost articles.

13. COMPLIANCE WITH LAWS: The Lessee, and the LVCVA, shall comply with all laws of the United States and the State of Nevada, all ordinances of the County of Clark, State of Nevada, and wherever applicable, all rules, regulations of the Metropolitan Police Department and the Clark County Fire Department and policies and criteria established by the LVCVA for the use of the facilities under the jurisdiction of the LVCVA, and the Lessee will not suffer or permit to be done anything on said premises in violation of such laws, ordinances, rules, regulations, policies or criteria herein referred to. The Lessee shall be responsible to provide readily achievable access to the show and provide auxiliary aids to anyone in accordance with the Americans With Disabilities Act. Additionally, it shall be the responsibility of the Lessee to submit to the LVCVA in writing, a list of independent service companies (e.g. installation and dismantle companies, florists, modeling agencies, or other exhibitor appointed contractors) who are providing a service to exhibitors. The Lessee shall be responsible for said companies to be properly licensed and insured prior to entering the premises of the Las Vegas Convention Center.

14. HAZARDOUS MATERIALS: Lessee, and its sublessee, are responsible for the proper care, handling, security, removal, and disposal of all hazardous materials entered upon Las Vegas Convention Center premises by the Lessee or its sublessee, as required by current Environmental Protection Agency, or other applicable standards in effect at the time of occupancy. Upon request by LVCVA, the Lessee shall provide proof of the method of transportation and disposal of the hazardous materials. Any costs associated with the transportation and disposal of materials left on the Lease Premises will be paid by the Lessee.

15. LICENSES: Lessee shall obtain all permits or licenses required by laws, ordinances, rules and regulations mentioned herein and shall secure such permits, and shall not suffer to be done anything on the premises during the term hereof in violation of any such laws, ordinances, rules, regulations, policies or criteria, and if attention of the Lessee is called to any such violation on the part of the Lessee or of any person employed by or admitted to the premises by the Lessee, such Lessee will immediately desist from and correct or cause to be corrected such violation.

16. CARE OF PREMISES: Lessee, at Lessee's own expense, shall keep the premises in a safe, sanitary and sightly condition in good repair, and shall restore and yield the premises back to the LVCVA upon the expiration or termination of this Lease in good condition and repair, ordinary wear and tear (and damage by the elements, fire or act of God, or by other cause beyond the control of Lessee) excepted. If the premises can be restored (without causing or constituting a termination of the privilege or an interference for the possession of the premises by Lessee) the LVCVA may do all things necessary to restore the premises to the condition required, including but not limited to, removal of signs, balloons, tape, and other things not removed by Lessee, its sublessees, or their respective servants, agents, employees, invitees, licensees or contractors charging the actual cost thereof to Lessee.

17. HELIUM BALLOONS: Helium balloons no smaller than 36 inches in diameter are allowed only when they are anchored to exhibits. Absolutely no helium balloons shall be permitted for giveaway or sale.

18. SIGNS AND POSTERS: Lessee shall not post or exhibit, or allow to be posted or exhibited, any signs, advertisements, showbills, lithograph posters or cards of any description on any part of the premises of the Las Vegas Convention Center, except upon such space as is made available for such purpose by the LVCVA, and Lessee will use, post or exhibit only such signs, advertisements, showbills, lithograph, posters or cards upon said billboards as relate to the performance or exhibition to be given under this contract and which meet the approval of the President of the LVCVA, and such approval shall not be unreasonably withheld.

19. SECURITY/PARKING: Lessee shall be responsible for complete security in all areas leased, including exhibit areas, meeting rooms, loading dock areas, emergency exits, from the time of initial occupancy until completion of move-out. Such services, when required, will be at the expense of the Lessee. All security arrangements are subject to approval by the LVCVA, and such approval shall not be unreasonably withheld. Lessee will provide a security placement plan for stationary or roving posts to the LVCVA Chief of Security at least thirty (30) days prior to show opening. The LVCVA maintains twenty-four (24) hour security for protection of building perimeter. Only licensed Nevada security agencies will be used. the use of voluntary security is not permitted. The parking facilities, unless specifically leased by the lessee, shall be under the direct and exclusive control of LVCVA. The lessee shall not rely upon the availability of any parking lot or parking facility


20. SEATING CAPACITY: Lessee shall not sell or distribute, or permit to be sold or distributed, tickets or passes in excess of the seating capacity or authorized occupancy load of the facility or facilities hereinabove described. Standing room is prohibited. The Lessee shall not admit to the leased premises a larger number of persons than the seating capacity or authorized occupancy load thereof will accommodate or can safely or freely move about in said leased area. The LVCVA, being charged by law with operation of the Las Vegas Convention Center, and in doing so, has the right to attend all functions. Lessee acknowledges this requirement for such seating as may be required by LVCVA and agrees to honor the same upon request of the President of the LVCVA.

21. CONCESSIONS: Unless otherwise expressly stated to the contrary in this Lease Agreement, LVCVA reserves the sole and exclusive right to offer for sale on, in, or about the premises covered by this Lease Agreement, beverages of any type, food, souvenirs, or other merchandise of any sort, or LVCVA may lease all concession rights to any party or parties designated by LVCVA. Any concession rights granted in this Lease Agreement will be subject to existing concession contracts which exist between LVCVA and third parties. In no event will Lessee, its sublessees, exhibitors, agents, or guests, bring into the Las Vegas Convention Center, or any of its facilities, any food, whether prepared or unprepared, or beverages of any kind whatsoever, including but not limited to alcoholic beverages, without the prior written consent of the President of the LVCVA. This section is not intended to restrict the free distribution of small quantities of product samples from a designated exhibit space. All samples being distributed must be manufactured or produced directly by the exhibitor.

22. ACCESS TO PREMISES: The LVCVA reserves for its representatives, agents and concessionaires, free access and right to enter any portion of the Las Vegas Convention

Center premises. The Las Vegas Convention Center, including the premises rented hereby and the keys thereof, shall at all times be under the control of the President of the LVCVA.

23. OBJECTIONABLE PERSONS: The LVCVA, through its President and its agents and employees, reserves the right to eject any objectionable person or persons from the Las Vegas Convention Center or any part thereof, if in the sole determination of LVCVA such objectionable person or persons create a danger to public health and safety. Upon exercise of this authority by the President of the LVCVA, its agents or Metropolitan Police, Lessee specifically waives any right to any claim for damages against the LVCVA for such actions. Every reasonable effort will be made by the LVCVA to notify the Lessee of any pending action in regards to any cause to which this section applies.

24. ADVERTISING: Lessee shall not, without the consent of the President of the LVCVA, distribute or circulate or permit to be circulated or distributed, any advertising material or program in or about the Las Vegas Convention Center public areas, including the adjacent parking lots. This section is not intended to restrict the distribution of normal advertising material or product informational brochures from a designated meeting area or exhibit space. Commercial exhibitor advertising will not be allowed in the public areas of the Convention Center without payment of additional compensation as fixed by the rental rate sheet promulgated by the LVCVA.

25. FORCE MAJEURE: If the (a) Las Vegas Convention Center or any potion thereof shall be destroyed or damaged by fire or other calamity so as to prevent the use of the premises for the purposes and during the periods specified in this Lease Agreement, or (b) if the use of the premises by Lessee shall be prevented by act of God, strike, lockout, material or labor restrictions by any governmental authority, civil riot, flood or any other cause beyond the control of the LVCVA, then this Lease Agreement shall terminate and Lessee hereby waives any claim against the LVCVA for damages of reason by such termination except that any unearned portion of the rent due hereunder shall abate, or, if previously paid, shall be refunded by LVCVA to Lessee. The LVCVA shall, within a reasonable time, provide notice to Lessee of any event to which this section applies.

26. EVACUATION: It is mutually agreed by and between the parties that in the event the Las Vegas Convention Center, or any part thereof, shall be evacuated by reason of fire, strike, picketing, job action, riot, unruly demonstration, bombing, bomb threat or other incident or occurrence, actual or threatened, the Lessee, for itself and for its successors and assigns, shall and does hereby release the LVCVA and all officials, officers, representatives, agents, employees and servants of the LVCVA from any and all liability for injury, loss of life, loss of or damage to property or other damage or loss of any nature whatsoever, economic or otherwise suffered or sustained as a result of such evacuation or direction to evacuate, excepting liability arising from negligent acts of LVCVA, its officers, employees, and agents. The Lessee, for itself , and for its successor and assigns, hereby covenants and agrees, in the event of such evacuation or direction to evacuate, to indemnify and hold harmless the LVCVA, their officials, officers, representatives, agents, employees and servants from any and all claims that may be asserted by third persons for injury, loss of life, loss or damage to property or any damage or loss of any nature whatsoever, economic or otherwise suffered or sustained as the result of such evacuation or direction to evacuate, excepting liability arising from negligent acts of LVCVA, its officers, employees, and agents. Under emergency circumstances, the President of the LVCVA, or his designee, shall regain complete control of the Las Vegas Convention Center. Every reasonable effort will be made by the LVCVA to notify the Lessee of any pending action in regards to emergency evacuation.

27. SCHEDULING AND TIME OF ESSENCE: Unless otherwise specified in writing, the President of the LVCVA shall be privileged to book similar events within 30 days from the opening day of the Lessee's show. Time, including, without limitation, time of payment of monies due from Lessee, shall be of the essence of this Agreement.

28. ACCEPTANCE OF PREMISES: Lessee and LVCVA shall jointly inspect the Convention Center premises leased hereby and its equipment prior to move-in to determine whether the Convention Center is in all respects in proper condition for the sues contemplated by Lessee. Lessee and LVCVA shall jointly inspect the Convention Center during move-out to determine whether any changes have occurred in the condition of the Convention Center and/or its equipment, ordinary wear and tear excepted, which are directly attributable to Lessee's occupancy and use.

29. REENTRY RIGHT: Lessee agrees that if the premises or any part thereof shall become vacant during the said term, the LVCVA or its representatives may reenter the same either by force or otherwise without being liable for any prosecution therefore, and may at its option relet the said premises as the agent of the Lessee and receive the rent therefrom, applying the same first to payment of such expenses as may be incurred in reentering and reletting said premises and then to the payment of the rent due by these presents; the surplus, if any, is to be paid over to the Lessee, and Lessee covenants that charges herein agreed to be paid remaining after deducting the net rental resulting from such reletting shall be paid by Lessee. However, nothing herein contained shall be construed as imposing any obligation on the LVCVA to so relet or attempt to relet the said premises or in any way affect the obligation of the Lessee to pay the full amount of said rental in case said premises shall not be so relet.

30. TELEVISION AND BROADCASTING: No artistic performance or sporting event presented in the Las Vegas Convention Center shall be broadcast or televised or in any manner recorded for reproduction without an agreement in writing between the Lessee and the LVCVA respecting the times and media of such broadcast, such additional compensation to the LVCVA as the parties may agree upon, and in any event, upon the express condition that all expenses pertaining thereto will be prepaid in advance by the Lessee. This section does not restrict the normal production of audio or video tapes of meeting or seminar sessions for distribution or resale to attendees or Association membership.

31. COPYRIGHT AND TRADEMARK INDEMNIFICATION: Lessee warrants and represents that no music, literary or artistic work or other property protected by copyright, nor the name of any performing individual or group protected by trademark will be performed, reproduced or used in the performance of this Lease Agreement unless the Lessee has previously thereto obtained written permission from the copyright or trademark holder. Lessee acknowledges that Lessee acts under this Lease Agreement as an independent contractor, charged with the responsibility in his sole discretion for selection, performances, reproduction and use of such musical, literary and artistic works and such individual performer or group of performers as he deems appropriate and that he undertakes strict compliance with all laws respecting copyrights (Federal Copyright Law of 1978 - 17 U.S.C. 101) and trademarks and the performance, reproduction and use of musical, literary and artistic works or the use of the name of the performer or performing individuals or group. Lessee warrants that in the performance of this Lease Agreement Lessee will not infringe any statutory common law or other right of any person in performing, reproducing, or otherwise making use of any work or material or performer or performing group. Lessee will indemnify, save and hold harmless the LVCVA and its officers, agents, employees and servants from and against all claims, costs and expenses, including legal fees, demands, actions and liabilities of every kind and character whatsoever with respect to copyright and trademark rights, and the performance, reproduction and use of musical, literary and artistic works or in the name of performing individual or group. Lessee authorizes the withholding of payment under this Lease Agreement pending final disposition of any claim which may result from the foregoing indemnification.

32. ROYALTIES AND CLAIMS: Lessee agrees to pay when due all royalties, license fees or other charges accruing or becoming due to any firm, person or corporation by reason of any music, either live or recorded, or other entertainment of any kind or nature, played, staged or produced by the Lessee, its agents, employees, sub-tenants or licensees upon or within the premises covered by this Lease Agreement, including but not limited to, royalties or licensing fees due to BMI, ASCAP or SESAC. Lessee agrees to hold harmless the LVCVA, its agents and employees against any and all such claims and charges, and to defend, at its own expense, any and all such claims and charges. Lessee shall have the right, however, to protect and if desired, to litigate and adjudicate any and all such claims.

33. ASSIGNMENTS\ARBITRATION CLAUSE: Neither this Lease Agreement nor any rights of the Lessee hereunder may be assigned by Lessee without the consent of the LVCVA, by and through its President. Any dispute, cause of action or claim for relief, between the LVCVA and Lessee (including any Sublessee), regarding the terms, enforcement, interpretation, administration or performance of this Lease shall be submitted to the Nevada Arbitration Association for binding arbitration pursuant to the Uniform Arbitration Act as codified in Nevada Revised Statutes 38,010 et.seq.

34. BINDING EFFECT OF LEASE AGREEMENT: All terms and conditions of this Lease Agreement shall be binding upon the parties, their heirs or representatives and assigns and cannot be varied or waived by any oral representation or promise or any agent or other person of the parties hereto unless the same be in writing and mutually signed by duly authorized agent or agents of the parties who executed this Lease Agreement. Lease Agreement must be signed and returned within Forty-five (45) days from date of issue. Failure to comply will void the terms and conditions of the Lease Agreement. Any alteration of the terms of this agreement in any manner will void the Lease Agreement.

35. GOVERNING LAW\MERGER CLAUSE: The parties to this Lease Agreement agree that the same was entered into in Las Vegas, Clark County, Nevada. This contract shall be interpreted and enforced under Nevada Law, and this contract can only be entered and/or interpreted in the State or Federal courts in the State of Nevada. Lessee, by signing this lease, submits to the jurisdiction of any and all Nevada Courts. All prior negotiations and understandings are merged herein and no change or additional agreement shall be of any effect unless in writing and signed by the party to be changed. This agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous documents or undertakings whether written, oral or implied.

     IN WITNESS WHEREOF, the parties hereto have hereunto caused these presents to be signed in their corporate names and capacities, by their duly authorized officers, this _______________ and acknowledges that this Lease has been read in its entirety.


MEN'S APPAREL GUILD IN                            LAS VEGAS CONVENTION AND
CALIFORNIA (MAGIC)                                VISITORS AUTHORITY


By: /s/ Joseph Loggia                             By: /s/ Manuel Cortez
    ___________________________                      ___________________________
                                                     MANUEL J. CORTEZ, PRESIDENT


Attest:


______________________________